UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): November 1, 2006

CWHEQ Home Equity Loan Trust, Series 2006-S6
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132375-11

CWHEQ, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4596514
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal	(Zip Code)
Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.	Regulation FD.
Item 7.01.	Regulation FD Disclosure.

On September 29, 2006, CWHEQ, Inc. (the “Company”) entered into a Pooling and Servicing Agreement, dated as of September 1, 2006 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, providing for the issuance of the Home Equity Loan Asset Backed Certificates, Series 2006-S6. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On October 31, 2006, the Sellers transferred the Subsequent Mortgage Loans to the Company. Unless the context of a column heading indicates otherwise, the loan level data tape attached hereto as Exhibit 99.1 describes characteristics of (i) each Initial Mortgage Loan as of the Initial Cut-off Date and (ii) each Subsequent Mortgage Loan as of the related Subsequent Cut-off Date.

Section 9.	Financial Statements and Exhibits.
Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
99.1	Characteristics of the Mortgage Loans

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: November 1, 2006

Exhibit Index

Exhibit No.	Description
99.1	Characteristics of the Mortgage Loans